Exhibit 99
The Energy Forum
LINCOLNWAY ENERGY
NEVADA, IOWA

Volume XI, Issue II October 2015

INSIDE THIS EDITION

Technological Improvements a New Competitive Landscape	1-2
Unit Trading	1
Forward Looking Statements	1
Distribution	2
Your Production Team Members	2
Financial Results	3
Thank You Richard Johnson	3
Commodity Outlook	3
Board Opening at Lincolnway	4

UNIT TRADING

June 2015:	No Sales
July 2015:	22 units @ $819/unit
	125 units @ $630.07/unit
August 2015:	50 units @ $700/unit
	55 units @ $725/unit
September 2015:	No Sales

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

TECHNOLOGICAL IMPROVEMENTS TO A NEW COMPETITIVE LANDSCAPE

By Eric Hakmiller, President and CEO

All agricultural processing businesses move through the same evolutionary cycles. There is generally the boom years where plants get built, volumes sky rocket, and fast money is made. I have personally seen this in ethanol and earlier in high fructose corn syrup but have friends who lived through this in soy and soft seed crush as well. The key to getting through this period is good processing technology and the right physical location to feedstock.

The next phase of the cycle tends to be a hyper competitive market characterized by booms and busts as margins are swung by rapid moves from under supplied markets to over supplied markets. This is where the ethanol business is today. By now, the poorly located or poorly built facilities have been shuttered. The plants with management issues, balance sheet issues or strategic direction issues, or offers just too good to pass up have been consolidated into larger players. In this period the winners are the plants that are keenly focused on superior operating efficiency in terms of yields and operating costs. The plants that are able to perform at the very highest levels will be able to survive through the lean times and be operational throughout the boom times.

So where does this put Lincolnway Energy? We have been focusing our efforts in moving ourselves up toward the higher echelons of both costs and yield efficiencies. Switching to natural gas last year was a big step but that merely put us back on par with the competition, as natural gas is the clear winner in terms of energy cost. Parity is not going to be good enough as the business continues to get more competitive.

To push past parity and move our plant into a superior position, we have been investing in a series of technologies which we have brand named Purestream™. The concept was to install a series of technologies in the plant, each phase being a reasonable size capital investment, adding value in its own right and building on the gains of the previous phase. At the end of the process we would have a top tier facility in terms of efficiency and flexibility. In this way we would not only survive this boom and bust era but thrive as well.

Today, we are operational through the third phase of Purestream™. We installed the SMT in April of 2014 which was the first phase. This continued on page 2

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

Volume XI, Issue II 2 is a wet grind that gave us a more uniform and constant feedstock. It was the building block of everything to come and had the additional benefit of giving us more consistent production in the high margin period of 2014. Phase 2 was installed in the spring of 2015, and its prime function is to break corn oil out of emulsion. This will give us more corn oil and better yields per bushel which is key, as the oil remains the most valuable component of the bushel. We have seen flashes of what this technology can do, with May corn oil production 63 percent higher than April, but we have also had to work our way down a steep learning curve through the summer months to keep the production stable. We have now added a third corn oil centrifuge for thin stillage, which gives us a look at all the oil in the thin stillage stream. This has served to stabilize the process. As of this writing, I’d say we are very close to where we wanted to be and we are beginning to see the extent of what this technology will be able to do for us. Phase 3 is a separation process which works to concentrate the fermentable starches and sugars in the process. By doing this we should increase yields and the reliability of the plant. This process became operational last month and our operators are working on the optimization steps right now. As with almost any new technology, we are at the stage where we are learning how to integrate the new processes with our current process but the early indications are that we are going to be very happy with our results. We feel these projects will make us one of the more efficient ethanol plants in the business. We have thoughts on a Phase 4 project that will build on the previous phases. We have not committed any money to Phase 4 yet; however, we have begun internal planning on what we would like it to look like. We should be in a position to give more information on the progress of this project by the annual meeting. We feel that the production of ethanol is important to the economy of the state and our local area. To work our way through the competitive environment we find ourselves in need to continue to push our plant’s abilities. It is these kinds of investments that will help us stay a strong, independent ethanol producer owned locally and producing American home grown energy for years to come. continued from page 1 October 2015 On September 18th the Lincolnway Energy Board of Directors declared a $100 per share distribution for its members. Distributions were paid on September 28th. Below is a chart listing our distribution history. There has been a 111 percent return of the original share value. In addition, although each member’s tax situation is different, your investment has also provided the possibility of federal and state tax benefits over the last 10 years. DISTRIBUTION By Kris Strum, Director of Finance Date Distribution per Share 12/15/2006 $150.00 6/5/2007 $200.00 12/17/2007 $125.00 6/1/2008 $75.00 3/1/2010 $50.00 4/1/2012 $25.00 12/19/2014 $325.00 9/28/2015 $100.00 Total $1,050.00 LWE DISTRIBUTION HISTORY Original Share Price $950.00 Just a reminder that distributions themselves are not taxable. In early March, you will receive a 10K for your portion of LWE’s taxable income for the period January 1 – December 31, 2015. This information will need to be included in your 2015 tax returns. LWE cannot give out tax advice, please contact your tax professional if you need assistance. YOUR PRODUCTION TEAM MEMBERS Randy Retleff - T/Leader Randy has been here 9.5 years and lives in Ames. He started in the ethanol business at the Iowa Falls ethanol plant. He previously dispatched over-the- road trucks in Waterloo for seven years. He is mar- ried to Denise and has two step children. He enjoys traveling, riding bikes, working out and visiting the local wineries. Chris Cleveland – T/ Leader Chris has worked at Lincolnway Energy now for seven years and lives in Jewell, Iowa. He previ- ously was an electrician, building new homes in the area. He is married and has two boys ages nine and 13. He enjoys hunting, fishing with the boys, and fitness and martial arts. Zach Zeisman – T/Leader Zach has been at Lincolnway Energy since March 2008 and started as night team leader. Previously he worked for Hawkeye Renewables at an ethanol plant in Fairbank, Iowa. Zach lives on an acreage outside of Radcliffe. Zach and his wife, Lisa, have been married since September 2008 and have three young boys. Dan Patterson – T/Leader Dan has been at LWE for 8.5 years and lives in Ro- land, Iowa. Previously, he was Production Manager at California Closets in Johnston and a car mechan- ic at Car Tech in Ames. He likes fishing, hunting, gardening and farming. I thought I would introduce you to several of the production members who lead our production team and turn corn into ethanol. Any time you stop by the plant, you will meet one or more of these folks. By Dave Sommerlot, Plant Manager

Volume XI, Issue II October 2015

FINANCIAL RESULTS

By Kris Strum, Director of Finance

Lincolnway Energy, LLC reported net income of $2.1 million for the nine months ended June 30, 2015. The third quarter of fiscal year 2015 managed to be profitable despite a five day scheduled shutdown, lower ethanol prices, and a major infection. Lower ethanol prices due to overproduction in the industry were offset by lower corn costs. Overall, costs were at record low levels with efficiencies gained with our investments in capital improvements at the plant.

A comparative income statement for the three months ended June 30, 2015, and 2014 is presented in the adjacent chart.

	Three months ended June 30 (unaudited)	
Income Statement Data	2015	2014
Revenue	$29,047,061	$38,991,719
Cost of Goods Sold	$27,783,975	$30,197,217
Gross Profit	$1,263,086	$8,794,502
General and Admin. Expenses	$667,769	$988,111
Operating Income	$595,317	$7,806,391
Other Net Income (expense)	$3,489	($10,865)
Net Income	$598,806	$7,795,526

For the nine months ended June 30, 2015, $11.5 million was spent on capital for process improvements in the plant and $13.7 million was paid out in member distributions. Working capital as of June 30, 2015, was $7.6 million while our cash balance was $4.4 million. The book value per share was $1,062. The chart below shows the book value per share for the last three quarters.


Book Value per Share
$1,065
$1,060
$1,055
$1,050
$1,045
$1,040
1st Quarter 2015
2nd Quarter 2015
3rd Quarter 2015

A complete SEC 10Q report for the three months and nine months ended June 30, 2015, can be found on a link on the Lincolnway Energy's website under the heading Investors and SEC Financial Report.

THANK YOU RICHARD JOHNSON



We would like to thank Richard Johnson for his years of service on the Board. When he joined Lincolnway Energy, he brought a lifetime of expertise in auditing and business management, adding significant value to the Board as the company was building its organizational structure. Throughout his time on the Board, he served as Secretary of the Board, Chairman of the Audit Committee, and member of the Nominating and Governance Committee. His leadership and guidance will be missed. The Board wishes Dick well.

COMMODITY OUTLOOK

By Blair Picard, Commercial Manager

Being trained as an economist and with a few decades of commodity trading behind me, my favorite market truism is "price matters." Whether at the gas station, department store or grocery, we all like a bargain. If peaches are a buck a pound, we are likely to buy a few more than if they are $2. And when selling our services, a house or a harvest, we think the higher the better.

Thus the recent news that US gasoline sales rose a whopping 5 percent year over year in July and miles driven were up 3 percent in the first half of 2015 versus 2014 should be no surprise. When the price of a good, in this case gasoline, goes down by 40 percent, the demand for that good should rise. This is a perfect example of "price matters" and simple economics at work.

Consumer vehicle buying patterns have also registered a significant change in response to cheaper gasoline. Sales of light trucks, including SUVs, rose 10 percent, while the sales of cars fell 3 percent, in the first three months of 2015. Light trucks typically consume 40 percent more fuel for the same trip than a car according to the government. So it is likely that the fuel efficiency of the US fleet, which has been stagnant, is now leaning in the direction of higher consumption per mile traveled due to the changing truck/car mix of the fleet. In fact, the top three selling vehicles in the US are now the Ford, Chevrolet and Ram pickup trucks.

Also, we have all had a tax cut of sorts. One of the primary causes of the 2008/09 collapse was the steady rise of the gasoline price to $4.00 and above. This served as a heavy "tax" on the consumer, who was forced to curtail spending in other areas to pay for gasoline. As an economist and an ethanol producer, this has been a particularly effective tax cut. The average individual or household driving 12,000 miles per year has seen their annual disposable income rise by $675. That's the difference in income spent on gasoline at $1.35 less per gallon at 24 mpg. With the mean income in the US near $54,000, this "tax cut" is appreciable. As an ethanol producer, this is a great tax cut because lower income consumers are more likely to increase vehicle miles driven as a result of this additional income. And when gasoline consumption rises 3 to 5 percent, given the blending requirements of our transportation pool, so does ethanol demand.

While the triple play of lower prices/higher demand, less fuel efficient vehicles, and economic stimulus are a big positive for ethanol, Lincolnway Energy has still entered a more difficult period in our history. The prices of our primary raw materials, corn and natural gas, have come down significantly. Unfortunately, the prices of our primary outputs, ethanol and DDGs, have fallen even more. Margins are slipping as a result of capacity expansions on the heels of the strong environment of 2013/2014. Our market can absorb these capacity increases only with higher demand. Thus the expansion of gasoline demand, the reconfiguration of the vehicle fleet, and the expanding economy are positive impacts just when we need them.

Our biggest question going forward is whether this demand bump is enough to offset the industry's capacity expansion. While the market does not expect a return to the big margins of 2014, one must be hopeful that the US economy will keep humming and ethanol demand will continue to grow. And as always, price will matter.

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BOARD OPENING AT LINCOLNWAY ENERGY

With Richard Johnson's decision to retire and not run for re-election, Lincolnway Energy is looking to fill a seat on its Board of Directors. Dick served as the Chairman of the Audit Committee. To replace him the Board is looking for candidates who have experience as a director or senior manager of a for-profit company or be a Certified Public Accountant. The Board meets monthly and committees meet throughout the year as needed.

Any members interested in running for this seat can choose one of two processes to get on the ballot. The first is to be nominated to the slate of candidates by the current Lincolnway Energy Nominating and Governance Committee. To be considered for nomination members can submit an application. Application forms and return envelopes can be obtained by contacting Kay Gammon at 515-817-0150 or by email **kgammon@lincolnwayenergy.com.** The Nominating Committee will begin reviewing applications in early November. All applications must be submitted by close of business Friday, November 6, 2015. The committee will notify all applicants of their status by mid-November. The second method is to petition onto the slate of candidates by gathering member signatures representing 5 percent, or 2,102 Lincolnway Energy Units. Petitions filed under the procedure set out in the Lincolnway Energy Operating Agreement must be submitted to Lincolnway Energy no later than the close of business November 27, 2015.

This is your ethanol company. If you feel you have the experience and ability to help us stay a strong, independent producer in the ethanol market we encourage you to apply.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

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U.S. POSTAGE PAID
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PERMIT NO. 321

Volume XI, Issue II October 2015

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